EXHIBIT 99

                    MB Financial, Inc.
                    800 West Madison Street
                    Chicago, Illinois 60607
                    (888) 422-6562
                    NASDAQ:  MBFI

PRESS RELEASE

For Information at MB Financial, Inc. contact:
Jill York - Vice President and Chief Financial Officer
E-Mail:  jyork@mbfinancial.com

FOR IMMEDIATE RELEASE

MB FINANCIAL, INC. REPORTS STRONG CAPITAL AND LIQUIDITY POSITION, STRONG LOSS RESERVE COVERAGE RATIOS

CHICAGO, April 30, 2009 – MB Financial, Inc. (NASDAQ: MBFI), the holding company for MB Financial Bank, N.A (“the Bank” or “MB Financial Bank”), announced today first quarter results for 2009.  The words “MB Financial,” “the Company,” “we,” “our” and “us” refer to MB Financial, Inc. and its wholly owned subsidiaries, unless indicated otherwise.  We had a net loss of $28.1 million for the first quarter of 2009 compared to net income of $5.8 million in the first quarter of 2008, and a net loss of $24.8 million for the fourth quarter of 2008.

On February 27, 2009, the Company acquired all deposits and approximately $159.2 million in loans, net of a $14.5 million discount, of Glenwood-based Heritage Community Bank in a loss-share transaction facilitated by the Federal Deposit Insurance Corporation (FDIC).  According to the terms of our purchase agreement with the FDIC, the FDIC has agreed to reimburse the Bank for 80 percent of the losses on loans up to $51.8 million.  On loan losses exceeding $51.8 million, the FDIC will reimburse the Bank for 95 percent of the losses.  Assets we acquired in this transaction that are covered by the loss-sharing arrangement with the FDIC are referred to below as “covered assets”.

Key items for the quarter were as follows:

Credit Quality (Excluding Covered Assets) – Increased Reserves, Strong Loss Reserve Coverage Ratios, Increased Loan Charge-Offs
•	We increased our allowance for loan losses to total loans to 2.84%, as of March 31, 2009, compared to 2.31% as of December 31, 2008.
•
Our non-performing loans to total loans and non-performing assets to total assets increased to 3.63% and 2.57%, respectively, as of March 31, 2009, compared to 2.34% and 1.71%, respectively, as of December 31, 2008.

•
Our provision for loan losses was $89.7 million for the first quarter, while our net charge-offs were $54.4 million, resulting in a reserve build of $35.3 million during the quarter primarily due to the increase in non-performing loans and continued deteriorating economic conditions.

•
We are taking aggressive action to mitigate losses from problem loans, including completing a sale of a group of non-performing loans in late April.  These loans are reflected at the lower of cost or fair value as Loans Held for Sale in our March 31, 2009 financial statements.

Liquidity and Capital Position
•
Our liquidity position continued to improve during the first quarter.  We intend to use $400 million of our short-term liquid assets, generally in the form of deposits held at the Federal Reserve, to decrease non-core funding and our total assets in the second quarter of 2009.

•
MB Financial Bank continues to significantly exceed the “Well-Capitalized” threshold established under the regulations of the Office of the Comptroller of the Currency.  At March 31, 2009, MB Financial, Inc.’s total risk-based capital ratio was 13.48%, Tier 1 capital to risk-weighted assets ratio was 11.48% and Tier 1 capital to average asset ratio was 9.25%.  Total capital was approximately $234.5 million in excess of the 10% “Well-Capitalized” threshold.

•
Our tangible common equity to assets and tangible common equity to risk weighted assets ratios were 5.07% and 6.49%, respectively, at March 31, 2009.  Excluding short-term liquid assets to be used to reduce non-core funding (as previously discussed), the Company’s tangible common equity ratio would be approximately 5.31%.

•
The Company reduced its second quarter dividend by $0.11 to $0.01, based on a detailed review and analysis of our potential capital needs.  This analysis considered the current weak state of the economy and increasingly adverse credit cycle as well as opportunities that may arise to effectively deploy capital.

Strong Balance Sheet Position
•	Core funding increased by $504.7 million during the first quarter of 2009. Year over year core funding increased by $1.1 billion or 21%.
•	Our non-interest bearing deposits grew by 18% from March 31, 2008 to March 31, 2009, and 25% annualized on a linked quarter basis.
•
We have maintained our disciplined investment management philosophy and have avoided the types of problem securities that have caused many financial institutions to incur large losses.  Net unrealized gains in our portfolio were $18.8 million as of March 31, 2009.  The total return on our investment portfolio, defined as interest income plus unrealized and realized gains and losses, was 6.89% in 2008 and 5.79% annualized for the first quarter of 2009.

RESULTS OF OPERATIONS

First Quarter Results

Net Interest Income

Net interest income on a tax equivalent basis increased $1.3 million from the fourth quarter of 2008 to the first quarter of 2009.  The increase in net interest income was primarily due to a $278.2 million increase in average interest earning assets and a one basis point increase in the net interest margin on a fully tax equivalent basis.  Our non-performing loans negatively impacted the net interest margin during the first quarter of 2009, the fourth quarter of 2008 and the first quarter of 2008 by approximately 16 basis points, 13 basis points and 5 basis points, respectively. Additionally, our short-term liquidity position negatively impacted the net interest margin during the first quarter of 2009 and the fourth quarter of 2008 by approximately 7 basis points and 8 basis points, respectively.

See the supplemental net interest margin table for further detail.

Other Income (in thousands):

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2009	2008	2008	2008	2008
Other income:
Loan service fees	$ 1,843	$ 1,850	$ 2,385	$ 2,475	$ 2,470
Deposit service fees	6,399	7,479	7,330	6,889	6,530
Lease financing, net	4,319	4,604	4,533	3,969	3,867
Brokerage fees	1,078	968	1,177	1,187	985
Trust and asset management fees	2,815	2,784	3,276	3,589	2,220
Net gain on sale of investment securities	9,694	24	-	1	1,105
Increase in cash surrender value of life insurance	456	570	1,995	1,128	1,606
Net gain (loss) on sale of other assets	1	(874)	26	50	(306)
Merchant card processing	4,279	4,326	4,541	4,644	4,530
Other operating income	1,800	206	1,162	1,635	1,530
Total other income	$ 32,684	$ 21,937	$ 26,425	$ 25,567	$ 24,537

Other income increased by $10.7 million from the fourth quarter of 2008, primarily due to gains on sale of investment securities which totaled approximately $9.7 million during the first quarter of 2009.  Given the current low interest rate environment, we realized a portion of our unrealized securities gains and intend to use the proceeds over the next quarter to reduce non-core funding and better position our balance sheet for a rising rate environment.  Deposit service fees decreased primarily due to reduced consumer and business spending during the first quarter, which impacted our overdraft fees as well as our treasury management fees.  Other operating income increased primarily due to a decrease in market value of assets held in trust for deferred compensation of $526 thousand during the first quarter of 2009 compared to a decrease of $1.2 million during the fourth quarter of 2008, and an increase in gains recognized on the sale of loans and other real estate owned during the first quarter of 2009.

Other income increased by $8.1 million from the first quarter of 2008 to the first quarter of 2009, primarily due to the increase in gain on sale of investment securities.  Loan service fees decreased, primarily due to a decrease in letter of credit and prepayment fees.  Net lease financing increased, primarily due to higher residual realizations during the first quarter of 2009 compared to the first quarter of 2008.  Trust and asset management fees increased primarily due to our Cedar Hill acquisition during the second quarter of 2008.  The decrease in cash surrender value of life insurance was primarily due to a decrease in overall interest rates from the first quarter of 2008 to the first quarter of 2009, and a $436 thousand death benefit on a bank owned life insurance policy that we recognized during the first quarter of 2008.

Other Expense (in thousands):

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2009	2008	2008	2008	2008
Other expense:
Salaries and employee benefits	$ 27,016	$ 24,253	$ 29,342	$ 29,163	$ 26,810
Occupancy and equipment expense	7,700	7,310	7,120	6,967	7,525
Computer services expense	2,287	1,973	1,840	1,843	1,737
Advertising and marketing expense	1,314	904	1,450	1,448	1,290
Professional and legal expense	969	1,117	884	803	306
Brokerage fee expense	393	476	564	470	419
Telecommunication expense	751	668	621	774	762
Other intangibles amortization expense	878	913	913	913	815
Merchant card processing	3,890	4,045	4,175	4,256	4,105
FDIC insurance premiums	2,668	1,188	292	235	162
Other operating expenses	5,194	5,424	4,965	5,254	4,293
Total other expense	$ 53,060	$ 48,271	$ 52,166	$ 52,126	$ 48,224

Other expense increased $4.8 million from the fourth quarter of 2008 to the first quarter of 2009.  Salaries and employee benefits increased from the fourth quarter of 2008 to the first quarter of 2009, primarily due to a reduction in employee bonus expense and employee healthcare expense during the fourth quarter of 2008.  FDIC insurance premiums increased from the fourth quarter of 2008 to the first quarter of 2009, as our FDIC credits were fully utilized during the fourth quarter of 2008 combined with the FDIC increasing its assessment rate for the first quarter of 2009.   Other operating expense was negatively impacted by a decrease in the market value of assets held in trust for deferred compensation of $526 thousand during the first quarter of 2009 compared to a decrease of $1.2 million during the fourth quarter of 2008.  Additionally, the acquisition of Heritage Community Bank increased operating expenses during the first quarter of 2009 as follows:  $275 thousand related to salaries and benefits, $225 thousand primarily related to nonrecurring computer conversion expense and $100 thousand related to occupancy.

Other expense increased $4.8 million from the first quarter of 2008 to the first quarter of 2009.  The acquisition of Cedar Hill increased total other expense by $1.3 million during the first quarter of 2009.  As noted above our FDIC credits were fully utilized during the fourth quarter of 2008 combined with the FDIC increasing its assessment rate.

LOAN PORTFOLIO

The following table sets forth the composition of the loan portfolio, excluding covered assets and loans held for sale, as of the dates indicated (dollars in thousands):

	March 31,		December 31,		September 30,		June 30,		March 31,
	2009		2008		2008		2008		2008
	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total
Commercial related credits:
Commercial loans	$ 1,507,616	24%	$ 1,522,380	24%	$ 1,510,620	25%	$ 1,450,822	24%	$ 1,433,114	25%
Commercial loans collateralized by assign-
ment of lease payments (lease loans)	738,527	12%	649,918	10%	609,101	10%	596,148	10%	581,502	10%
Commercial real estate	2,359,868	37%	2,353,261	38%	2,275,183	37%	2,210,789	37%	2,026,249	35%
Construction real estate	764,876	12%	757,900	12%	756,694	12%	819,565	14%	844,186	14%
Total commercial related credits	5,370,887	85%	5,283,459	85%	5,151,598	85%	5,077,324	85%	4,885,051	84%
Other loans:
Residential real estate	287,256	5%	295,336	5%	300,223	5%	311,108	5%	361,762	6%
Indirect motorcycle	157,081	2%	153,277	2%	155,045	3%	144,684	2%	118,912	2%
Indirect automobile	32,731	1%	35,950	1%	38,844	1%	40,399	1%	43,436	1%
Home equity	411,527	6%	401,029	6%	383,399	6%	373,675	6%	365,269	6%
Consumer loans	56,654	1%	59,512	1%	66,938	1%	53,792	1%	54,671	1%
Total other loans	945,249	15%	945,104	15%	944,449	15%	923,658	15%	944,050	16%
Gross loans	6,316,136	100%	6,228,563	100%	6,096,047	100%	6,000,982	100%	5,829,101	100%
Allowance for loan losses	(179,273)		(144,001)		(88,863)		(82,544)		(78,764)
Net loans	$ 6,136,863		$ 6,084,562		$ 6,007,184		$ 5,918,438		$ 5,750,337

Commercial related credits increased by 7% on an annualized basis from December 31, 2008 to March 31, 2009 and by 10% from March 31, 2008.  Total loans, excluding covered assets, grew by 6% on an annualized basis from the fourth quarter of 2008 to the first quarter of 2009, and 8% from March 31, 2008.

The following table sets forth the composition of the construction real estate loan portfolio by geographic location, excluding covered assets and loans held for sale, as of March 31, 2009 (dollars in thousands):

	Geographical Location

			Suburban Illinois
	Chicago		and Northwest Indiana		Other States		Total
	Amount	% of Total Loans	Amount	% of Total Loans	Amount	% of Total Loans	Amount	% of Total Loans
Residential construction related credits
Unimproved land	$ -	-	$ 5,434	0.1%	$ -	-	$ 5,434	0.1%
Improved lots and single family construction	44,600	0.6%	128,532	2.1%	16,953	0.3%	190,085	3.0%
Condominiums	126,826	2.0%	55,687	0.9%	3,990	0.1%	186,503	3.0%
Apartments	6,057	0.1%	10,625	0.2%	4,549	0.1%	21,231	0.4%
Townhomes	7,630	0.1%	34,962	0.6%	7,661	0.1%	50,253	0.8%
Total residential construction related credits	185,113	2.8%	235,240	3.9%	33,153	0.6%	453,506	7.3%
Commercial construction related credits
Unimproved land	$ -	0.0%	$ 2,416	0.0%	$ -	-	$ 2,416	0.0%
Improved lots and construction	11,724	0.2%	52,519	0.9%	-	-	64,243	1.1%
Industrial	-	0.0%	35,889	0.6%	12,856	0.2%	48,745	0.8%
Office, retail and hotel	33,482	0.5%	117,489	1.9%	12,426	0.2%	163,397	2.6%
Schools	10,775	0.2%	3,129	0.1%	-	-	13,904	0.3%
Medical	-	-	-	-	18,665	0.3%	18,665	0.3%
Total commercial construction related credits	55,981	0.9%	211,442	3.5%	43,947	0.7%	311,370	5.1%

Total construction loans	$ 241,094	3.7%	$ 446,682	7.4%	$ 77,100	1.3%	$ 764,876	12.4%

The following table sets forth the composition of the construction real estate loan portfolio by risk category, excluding covered assets and loans held for sale, as of March 31, 2009 (dollars in thousands):

	Risk Category

			Potential Problem and
	Non-Performing		and Other Watch
	Loans (NPLs)		List Loans		Pass Loans		Total
	Amount	% of Loan Balance Reserved	Amount	% of Loan Balance Reserved	Amount	% of Loan Balance Reserved	Amount	% of Loan Balance Reserved
Residential construction related credits
Unimproved land	$ -	-	$ 1,600	6%	$ 3,834	1%	$ 5,434	2%
Improved lots and single family construction	83,775	41%	41,018	10%	65,292	4%	190,085	21%
Condos	16,029	15%	96,656	9%	73,818	3%	186,503	7%
Apartments	-	-	3,595	2%	17,636	2%	21,231	2%
Townhomes	14,925	23%	18,742	13%	16,586	1%	50,253	12%
Total residential construction related credits	114,729	35%	161,611	13%	177,166	3%	453,506	13%
Commercial construction related credits
Unimproved land	$ -	-	$ 1,493	6%	$ 923	0%	$ 2,416	4%
Improved lots and construction	15,724	28%	8,272	5%	40,247	1%	64,243	8%
Industrial	-	-	8,576	6%	40,169	0%	48,745	1%
Office and Retail	14,003	47%	11,992	16%	137,402	1%	163,397	6%
Schools	-	-	-	-	13,904	1%	13,904	1%
Medical	-	-	-	-	18,665	3%	18,665	3%
Total commercial construction related credits	29,727	37%	30,333	10%	251,310	1%	311,370	5%

Total construction loans	$ 144,456	34%	$ 191,944	10%	$ 428,476	2%	$ 764,876	10%

After factoring in partial charge-offs taken on non-performing residential construction loans, the percentage of loan balance reserved would increase from 35% to 42%.

The following table sets forth the composition of the commercial real estate loan portfolio, excluding covered assets and loans held for sale, as of March 31, 2009 (dollars in thousands):

	Amount	% of Total
Commercial real estate loans
Industrial - non owner occupied	$ 287,431	12%
Office - non owner occupied	200,752	9%
Retail - non owner occupied	413,847	18%
Commercial - non owner occupied	149,079	6%
Multifamily	517,322	22%
Owner occupied	456,078	19%
Healthcare	220,572	9%
Church and school	56,403	2%
Other	58,384	3%
Total commercial real estate loans	$ 2,359,868	100%

ASSET QUALITY

The following table presents a summary of total performing loans, excluding covered assets and loans held for sale, greater than 30 days and less than 90 days past due as of the dates indicated (dollars in thousands):

	March 31,	December 31,	September 30,	June 30,	March 31,
	2009	2008	2008	2008	2008

30 - 59 Days Past Due	$ 21,600	$ 14,372	$ 22,583	$ 21,117	$ 17,330
60 - 89 Days Past Due	4,809	8,575	14,043	7,188	11,318
	$ 26,409	$ 22,947	$ 36,626	$ 28,305	$ 28,648

The following table presents a summary of non-performing assets, excluding covered assets and loans held for sale, as of the dates indicated (dollar amounts in thousands):

	March 31,	December 31,	September 30,	June 30,	March 31,
	2009	2008	2008	2008	2008
Non-performing loans:
Non-accrual loans	$ 229,537	$ 145,936	$ 115,716	$ 91,972	$ 46,666
Loans 90 days or more past due, still accruing interest	-	-	1,490	1,627	4,218
Total non-performing loans	229,537	145,936	117,206	93,599	50,884

Other real estate owned	2,500	4,366	3,821	1,499	1,770
Repossessed vehicles	245	356	108	81	225
Total non-performing assets	$ 232,282	$ 150,658	$ 121,135	$ 95,179	$ 52,879

Total non-performing loans to total loans	3.63%	2.34%	1.92%	1.56%	0.87%
Total non-performing assets to total assets	2.57%	1.71%	1.45%	1.13%	0.65%
Allowance for loan losses to non-performing loans	78.10%	98.67%	75.82%	88.19%	154.79%

Although management believes that adequate specific and general loan loss allowances have been established, actual losses are dependent upon future events and, as such, further additions to the level of specific and general loan loss allowances may become necessary.

The following table presents data related to non-performing loans, excluding covered assets and loans held for sale, by dollar amount and category at March 31, 2009 (dollar amounts in thousands):

	Commercial and Lease Loans		Construction Real Estate Loans		Commercial Real Estate Loans		Consumer Loans	Total Loans
	Number of Borrowers	Amount	Number of Borrowers	Amount	Number of Borrowers	Amount	Amount	Amount
$10.0 million or more	-	$ -	3	$ 45,807	1	$ 13,625	$ -	$ 59,432
$5.0 million to $9.9 million	4	24,872	9	60,064	-	-	-	84,936
$1.5 million to $4.9 million	7	20,152	8	31,583	2	6,103	-	57,838
Under $1.5 million	16	4,955	9	7,002	15	3,870	11,504	27,331
	27	$ 49,979	29	$ 144,456	18	$ 23,598	$ 11,504	$ 229,537

Percentage of individual loan category		2.23%		18.89%		1.00%	1.22%	3.63%

The following table presents data related to non-performing loans, excluding covered assets and loans held for sale, by dollar amount and category at December 31, 2008 (dollar amounts in thousands):

	Commercial and Lease Loans		Construction Real Estate Loans		Commercial Real Estate Loans		Consumer Loans	Total Loans
	Number of Borrowers	Amount	Number of Borrowers	Amount	Number of Borrowers	Amount	Amount	Amount
$10.0 million or more	1	$ 10,851	2	$ 24,595	-	$ -	$ -	$ 35,446
$5.0 million to $9.9 million	-	-	4	29,235	-	-	-	29,235
$1.5 million to $4.9 million	-	-	6	22,893	7	17,917	-	40,810
Under $1.5 million	16	9,167	16	9,324	33	14,141	7,813	40,445
	17	$ 20,018	28	$ 86,047	40	$ 32,058	$ 7,813	$ 145,936

Percentage of individual loan category		0.92%		11.35%		1.36%	0.83%	2.34%

We define potential problem loans as performing loans rated substandard that do not meet the definition of a non-performing loan (See “Asset Quality” section above for non-performing loans).  We do not necessarily expect to realize losses on potential problem loans, but we recognize potential problem loans carry a higher probability of default and require additional attention by management.  The aggregate principal amount of potential problem loans, was $215.4 million, or 3.41% of total loans, excluding covered assets and loans held for sale, as of March 31, 2009, compared to $100.9 million, or 1.60% of total loans as of December 31, 2008.  This increase was primarily due to a $71.8 million increase in construction real estate loans, as a result of the continued weak residential construction market.

Below is a reconciliation of the activity in our allowance for loan losses for the periods indicated (dollar amounts in thousands):

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2009	2008	2008	2008	2008
Balance at the beginning of period	$ 144,001	$ 88,863	$ 82,544	$ 78,764	$ 65,103
Provision for loan losses	89,700	72,581	18,400	12,200	22,540
Charge-offs:
Commercial loans	(10,548)	(1,914)	(6,231)	(1,342)	(4,166)
Commercial loans collateralized by assignment
of lease payments (lease loans)	(3,420)	(440)	(482)	(154)	(182)
Commercial real estate loans	(24,189)	(7,076)	(2,292)	(1,854)	(3,650)
Construction real estate	(14,697)	(7,144)	(2,110)	(4,551)	(1,135)
Residential real estate	(178)	(117)	(315)	(92)	(26)
Indirect vehicle	(1,065)	(615)	(499)	(366)	(629)
Home equity	(604)	(503)	(628)	(488)	(182)
Consumer loans	(155)	(216)	(167)	(144)	(115)
Total charge-offs	(54,856)	(18,025)	(12,724)	(8,991)	(10,085)
Recoveries:
Commercial loans	31	354	132	214	191
Commercial loans collateralized by assignment
of lease payments (lease loans)	-	67	-	-	-
Commercial real estate loans	18	-	257	6	3
Construction real estate	250	-	40	161	750
Residential real estate	3	17	1	5	6
Indirect vehicle	111	116	152	163	194
Home equity	11	17	48	15	52
Consumer loans	5	11	13	7	10
Total recoveries	429	582	643	571	1,206

Net charge-offs, excluding covered assets	(54,427)	(17,443)	(12,081)	(8,420)	(8,879)
Net charge-offs on covered assets	(1)	-	-	-	-
Total net charge-offs	(54,428)	(17,443)	(12,081)	(8,420)	(8,879)

Balance	$ 179,273	$ 144,001	$ 88,863	$ 82,544	$ 78,764

Total loans, excluding covered assets and loans held for sale	$ 6,316,136	$ 6,228,563	$ 6,096,047	$ 6,000,982	$ 5,829,101
Average loans, excluding covered assets and loans held for sale	$ 6,275,711	$ 6,166,152	$ 6,026,179	$ 5,927,236	$ 5,687,646
Ratio of allowance for loan losses to total loans, excluding covered assets
and loans held for sale	2.84%	2.31%	1.46%	1.38%	1.35%
Net loan charge-offs to average loans, excluding covered assets and loans
held for sale (annualized)	3.52%	1.13%	0.80%	0.57%	0.63%

INVESTMENT SECURITIES AVAILABLE FOR SALE

The following table sets forth the fair value, amortized cost, and total unrealized gain (loss) of our investment securities available for sale, by type (in thousands):

	At March 31,	At December 31,	At September 30,	At June 30,	At March 31,
	2009	2008	2008	2008	2008
Fair Value
U.S. Treasury securities	$ 11,545	$ -	$ -	$ -	$ -
Government sponsored agencies and enterprises	108,227	179,373	209,350	269,947	274,217
States and political subdivisions	424,541	427,986	430,120	431,882	417,609
Mortgage-backed securities	539,953	690,298	569,947	608,737	479,383
Corporate bonds	30,726	34,565	6,990	8,000	11,123
Equity securities	3,681	3,607	3,524	3,480	3,520
Debt securities issued by foreign governments	302	301	298	295	301
Total fair value	$ 1,118,975	$ 1,336,130	$ 1,220,229	$ 1,322,341	$ 1,186,153

Amortized cost
U.S. Treasury securities	$ 11,546	$ -	$ -	$ -	$ -
Government sponsored agencies and enterprises	105,354	171,385	206,429	266,418	266,276
States and political subdivisions	416,329	417,595	428,610	432,780	408,969
Mortgage-backed securities	531,547	682,692	568,054	606,150	472,482
Corporate bonds	31,487	34,546	7,764	7,765	10,779
Equity securities	3,631	3,595	3,557	3,520	3,484
Debt securities issued by foreign governments	302	301	301	301	301
Total amortized cost	$ 1,100,196	$ 1,310,114	$ 1,214,715	$ 1,316,934	$ 1,162,291

Unrealized gain (loss)
U.S. Treasury securities	$ (1)	$ -	$ -	$ -	$ -
Government sponsored agencies and enterprises	2,873	7,988	2,921	3,529	7,941
States and political subdivisions	8,212	10,391	1,510	(898)	8,640
Mortgage-backed securities	8,406	7,606	1,893	2,587	6,901
Corporate bonds	(761)	19	(774)	235	344
Equity securities	50	12	(33)	(40)	36
Debt securities issued by foreign governments	-	-	(3)	(6)	-
Total unrealized gain	$ 18,779	$ 26,016	$ 5,514	$ 5,407	$ 23,862

We do not have any meaningful direct or indirect holdings of subprime residential mortgage loans, home equity lines of credit, or any Fannie Mae or Freddie Mac preferred or common equity securities in our investment portfolio.  Additionally, more than 99% of our mortgage-backed securities are agency guaranteed.

FUNDING MIX AND LIQUIDITY

The following table shows the composition of our core and wholesale funding resources as of the dates indicated (dollars in thousands):

	March 31,		December 31,		September 30,		June 30,		March 31,
	2009		2008		2008		2008		2008
		% of		% of		% of		% of		% of
	Amount	Total	Amount	Total	Amount	Total	Amount	Total	Amount	Total
Core funding:
Non-interest bearing deposits	$ 1,018,849	13%	$ 960,117	13%	$ 935,153	13%	$ 898,954	12%	$ 865,665	12%
Money market and NOW accounts	1,762,340	22%	1,465,436	19%	1,326,474	18%	1,257,852	17%	1,220,152	17%
Savings accounts	440,326	6%	367,684	5%	375,567	5%	390,145	5%	389,944	5%
Certificates of deposit	2,690,087	33%	2,604,565	34%	2,523,198	34%	2,379,894	32%	2,324,157	33%
Customer repurchase agreements	273,718	4%	282,831	4%	260,087	3%	312,170	4%	328,976	5%
Total core funding	6,185,320	78%	5,680,633	75%	5,420,479	73%	5,239,015	70%	5,128,894	72%

Wholesale funding:
Public funds deposits	166,501	2%	232,994	3%	211,250	3%	252,693	3%	264,972	5%
Brokered deposit accounts	818,604	10%	864,775	11%	997,767	13%	858,135	12%	616,197	9%
Other short-term borrowings	200,780	3%	205,787	2%	125,000	2%	452,002	6%	594,009	7%
Long-term borrowings	312,246	4%	421,466	6%	429,548	6%	433,625	6%	304,010	4%
Subordinated debt	50,000	1%	50,000	1%	50,000	1%	50,000	1%	50,000	1%
Junior subordinated notes issued
to capital trusts	158,784	2%	158,824	2%	158,872	2%	158,920	2%	158,968	2%
Total wholesale funding	1,706,915	22%	1,933,846	25%	1,972,437	27%	2,205,375	30%	1,988,156	28%

Total funding	$ 7,892,235	100%	$ 7,614,479	100%	$ 7,392,916	100%	$ 7,444,390	100%	$ 7,117,050	100%

Our liquidity position improved during the first quarter, primarily due to an increase in core funding.  Core funding increased by $504.7 million, or 36%, on an annualized link quarter basis, and $1.1 billion, or 21%, compared to March 31, 2008.

FORWARD-LOOKING STATEMENTS

When used in this press release and in filings with the Securities and Exchange Commission, in other press releases or other public shareholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases "believe," "will," "should," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "plans," or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made.  These statements may relate to our future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial items.  By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements.

Important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following (1) expected cost savings, synergies and other benefits from our merger and acquisition activities might not be realized within the anticipated time frames or at all, and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; (2) the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses, which could necessitate additional provisions for loan losses, resulting both from loans we originate and loans we acquire from other financial institutions; (3) results of examinations by the Office of Comptroller of Currency and other regulatory authorities, including the possibility that any such regulatory authority may, among other things, require us to increase our allowance for loan losses or write-down assets; (4) competitive pressures among depository institutions; (5) interest rate movements and their impact on customer behavior and net interest margin; (6) the impact of repricing and competitors’ pricing initiatives on loan and deposit products; (7) fluctuations in real estate values; (8) the ability to adapt successfully to technological changes to meet customers' needs and developments in the market place; (9) our ability to realize the residual values of our direct finance, leveraged, and operating leases; (10) our ability to access cost-effective funding; (11) changes in financial markets; (12) changes in economic conditions in general and in the Chicago metropolitan area in particular; (13) the costs, effects and outcomes of litigation; (14) new legislation or regulatory changes, including but not limited to changes in federal and/or state tax laws or interpretations thereof by taxing authorities and other governmental initiatives affecting the financial services industry; (15) changes in accounting principles, policies or guidelines; (16) our future acquisitions of other depository institutions or lines of business; and (17) future goodwill impairment due to changes in our business, changes in market conditions, or other factors.

We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

TABLES TO FOLLOW

MB FINANCIAL, INC. & SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
As of the dates indicated
(Amounts in thousands, except per share data)
(Unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2009	2008	2008	2008	2008
ASSETS
Cash and due from banks	$ 108,416	$ 79,824	$ 118,191	$ 164,996	$ 187,116
Interest bearing deposits with banks	416,404	261,834	6,043	6,487	16,054
Total cash and cash equivalents	524,820	341,658	124,234	171,483	203,170
Investment securities:		-	-	-	-
Securities available for sale, at fair value	1,118,975	1,336,130	1,220,229	1,322,341	1,186,153
Non-marketable securities - FHLB and FRB Stock	65,752	64,246	63,913	63,913	63,671
Total investment securities	1,184,727	1,400,376	1,284,142	1,386,254	1,249,824

Loans held for sale	18,406	-	-	-	-
Loans:
Total loans	6,316,136	6,228,563	6,096,047	6,000,982	5,829,101
Less allowance for loan loss	179,273	144,001	88,863	82,544	78,764
Net loans	6,136,863	6,084,562	6,007,184	5,918,438	5,750,337
Covered assets	158,348	-	-	-	-
Lease investments, net	117,648	125,034	117,474	113,101	91,675
Premises and equipment, net	185,941	186,474	185,556	185,411	184,257
Cash surrender value of life insurance	119,943	119,526	120,481	119,423	118,296
Goodwill, net	387,069	387,069	387,069	387,069	379,047
Other intangibles, net	26,993	25,776	26,689	27,602	24,537
Other assets	164,374	149,288	105,780	97,811	89,213
Total assets	$ 9,025,132	$ 8,819,763	$ 8,358,609	$ 8,406,592	$ 8,090,356
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Deposits:
Noninterest bearing	$ 1,018,849	$ 960,117	$ 935,153	$ 898,954	$ 865,665
Interest bearing	5,877,859	5,535,454	5,434,256	5,138,719	4,814,621
Total deposits	6,896,708	6,495,571	6,369,409	6,037,673	5,680,286
Short-term borrowings	474,498	488,619	385,087	764,172	922,985
Long-term borrowings	362,246	471,466	479,548	483,625	354,010
Junior subordinated notes issued to capital trusts	158,784	158,824	158,872	158,920	158,968
Accrued expenses and other liabilities	98,314	136,459	76,172	81,321	102,060
Total liabilities	7,990,550	7,750,939	7,469,088	7,525,711	7,218,309
Stockholders' Equity
Preferred stock, ($0.01 par value, authorized 1,000,000 shares at March 31,
2009 and December 31, 2008; series A, 5% cumulative perpetual, 196,000 issued and outstanding at March 31, 2009 and December 31, 2008,
$1,000.00 liquidation value)	193,105	193,025	-	-	-
Common stock, ($0.01 par value; authorized 50,000,000 shares at March 31,
2009 and December 31, 2008, and 43,000,000 at September 30, 2008, June
30, 2008 and March 31, 2008; issued 37,541,869, 37,542,968, 37,539,615,
37,525,940 and 37,414,091 shares at March 31, 2009, December 31, 2008,
September 30, 2008, June 30, 2008 and March 31, 2008, respectively)	375	375	375	375	374
Additional paid-in capital	446,909	445,692	443,380	441,914	441,405
Retained earnings	450,983	495,505	527,453	520,595	504,861
Accumulated other comprehensive income	11,456	16,910	3,584	3,515	15,511
Less: 2,213,554, 2,612,143, 2,674,240, 2,676,592 and 2,734,281shares of
Treasury stock at cost, at March 31, 2009, December 31, 2008, September
30, 2008, June 30, 2008 and March 31, 2008, respectively	(70,831)	(85,312)	(87,866)	(88,082)	(90,104)
Controlling interest stockholders' equity	1,031,997	1,066,195	886,926	878,317	872,047
Noncontrolling interest	2,585	2,629	2,595	2,564	-
Total stockholders' equity	1,034,582	1,068,824	889,521	880,881	872,047
Total liabilities and stockholders' equity	$ 9,025,132	$ 8,819,763	$ 8,358,609	$ 8,406,592	$ 8,090,356

MB FINANCIAL, INC. & SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share data)
(Unaudited)

	Three months ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2009	2008	2008	2008	2008
Interest income:
Loans	$ 81,494	$ 87,474	$ 88,266	$ 87,458	$ 93,877
Investment securities available for sale:
Taxable	10,316	9,927	10,569	10,001	9,971
Nontaxable	3,875	3,944	3,977	3,828	3,753
Federal funds sold	-	2	165	14	95
Other interest bearing accounts	130	188	84	89	106
Total interest income	95,815	101,535	103,061	101,390	107,802
Interest expense:
Deposits	33,579	38,996	37,216	34,309	40,849
Short-term borrowings	1,546	1,406	2,966	5,351	7,867
Long-term borrowings & junior subordinated notes	4,662	6,387	6,273	5,657	5,623
Total interest expense	39,787	46,789	46,455	45,317	54,339
Net interest income	56,028	54,746	56,606	56,073	53,463
Provision for loan losses	89,700	72,581	18,400	12,200	22,540
Net interest income (loss) after provision for loan losses	(33,672)	(17,835)	38,206	43,873	30,923
Other income:
Loan service fees	1,843	1,850	2,385	2,475	2,470
Deposit service fees	6,399	7,479	7,330	6,889	6,530
Lease financing, net	4,319	4,604	4,533	3,969	3,867
Brokerage fees	1,078	968	1,177	1,187	985
Trust & asset management fees	2,815	2,784	3,276	3,589	2,220
Net gain on sale of investment securities	9,694	24	-	1	1,105
Increase in cash surrender value of life insurance	456	570	1,995	1,128	1,606
Net gain (loss) on sale of other assets	1	(874)	26	50	(306)
Merchant card processing income	4,279	4,326	4,541	4,644	4,530
Other operating income	1,800	206	1,162	1,635	1,530
Total other income	32,684	21,937	26,425	25,567	24,537
Other expense:
Salaries & employee benefits	27,016	24,253	29,342	29,163	26,810
Occupancy & equipment expense	7,700	7,310	7,120	6,967	7,525
Computer services expense	2,287	1,973	1,840	1,843	1,737
Advertising & marketing expense	1,314	904	1,450	1,448	1,290
Professional & legal expense	969	1,117	884	803	306
Brokerage fee expense	393	476	564	470	419
Telecommunication expense	751	668	621	774	762
Other intangible amortization expense	878	913	913	913	815
Merchant card processing expense	3,890	4,045	4,175	4,256	4,105
FDIC insurance premiums	2,668	1,188	292	235	162
Other operating expenses	5,194	5,424	4,965	5,254	4,293
Total other expense	53,060	48,271	52,166	52,126	48,224
Income (loss) before income taxes	(54,048)	(44,169)	12,465	17,314	7,236
Income tax (benefit) expense	(25,943)	(19,348)	(689)	(4,693)	1,412
Income (loss)	(28,105)	(24,821)	13,154	22,007	5,824
Preferred stock dividends and discount accretion	2,531	789	-	-	-
Net income (loss) available to common shareholders	$ (30,636)	$ (25,610)	$ 13,154	$ 22,007	$ 5,824

Common share data:
Basic (loss) earnings per common share	$(0.88)	$(0.74)	$0.38	$0.63	$0.17
Diluted (loss) earnings per common share	$(0.88)	$(0.74)	$0.38	$0.63	$0.17
Weighted average common shares outstanding	34,914,012	34,777,651	34,732,633	34,692,571	34,620,435
Diluted weighted average common shares outstanding	35,053,352	35,164,585	35,074,297	35,047,596	34,994,731

	Three months ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2009	2008	2008	2008	2008
Performance Ratios:
Annualized return on average assets	(1.30%)	(1.15%)	0.63%	1.08%	0.30%
Annualized return on average common equity	(14.01)	(11.38)	5.91	10.11	2.66
Annualized cash return on average tangible common equity (1)	(25.25)	(20.14)	11.31	19.12	5.28
Net interest rate spread	2.64	2.63	2.82	2.88	2.75
Efficiency ratio (2)	65.05	60.90	60.92	61.96	61.07
Net interest margin	2.88	2.86	3.04	3.11	3.10
Tax equivalent effect	0.13	0.14	0.14	0.14	0.12
Net interest margin - fully tax equivalent basis (3)	3.01	3.00	3.18	3.25	3.22

Asset Quality Ratios (4):
Non-performing loans to total loans	3.63%	2.34%	1.92%	1.56%	0.87%
Non-performing assets to total assets	2.57	1.71	1.45	1.13	0.65
Allowance for loan losses to total loans	2.84	2.31	1.46	1.38	1.35
Allowance for loan losses to non-performing loans	78.10	98.67	75.82	88.19	154.79
Net loan charge-offs to average loans (annualized)	3.52	1.13	0.80	0.57	0.63

Capital Ratios:
Tangible equity to assets (5)	7.31%	7.90%	6.10%	5.95%	6.20%
Tangible common equity to risk weighted assets (6)	6.49	7.10	7.36	7.28	7.55
Tangible common equity to assets (7)	5.07	5.65	6.10	5.95	6.20
Common book value per share (8)	$23.82	$25.17	$25.51	$25.20	$25.15
Less: goodwill and other intangible assets, net of tax
benefit, per common share	11.45	11.56	11.60	11.62	11.39
Tangible book value per share (9)	12.37	13.61	13.91	13.58	13.76

Total capital (to risk-weighted assets)	13.48%	14.07%	11.65%	11.59%	11.81%
Tier 1 capital (to risk-weighted assets)	11.48	12.06	9.64	9.58	9.78
Tier 1 capital (to average assets)	9.25	9.85	8.00	8.08	8.29

(1)
Net cash flow available to common shareholders (net income available to common shareholders or net income, as appropriate, plus other intangibles amortization expense, net of tax benefit) / Average tangible common equity (average common equity less average goodwill and average other intangibles, net of tax benefit)

(2)	Equals total other expense divided by the sum of net interest income on a fully tax equivalent basis and total other income less net gains (losses) on securities available for sale
(3)	Represents net interest income, on a fully tax equivalent basis assuming a 35% tax rate, as a percentage of average interest earning assets.
(4)	Excluded covered assets and loans held for sale.
(5)	Equals total ending equity less goodwill and other intangibles, net of tax benefit, divided by total assets less goodwill and other intangibles, net of tax benefit.
(6)	Equals total ending common shareholders’ equity less goodwill and other intangibles, net of tax benefit, divided by total risk weighted assets.
(7)	Equals total ending common shareholders’ equity less goodwill and other intangibles, net of tax benefit, divided by total assets less goodwill and other intangibles, net of tax benefit.
(8)	Equals total ending common shareholders’ equity divided by common shares outstanding.
(9)	Equals total ending common shareholders’ equity less goodwill and other intangibles, net of tax benefit, divided by common shares outstanding.

NON-GAAP FINANCIAL INFORMATION

This press release contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (GAAP).  These measures include net interest income on a fully tax equivalent basis, net interest margin on a fully tax equivalent basis, tangible common equity to assets ratio, tangible common book value per share, and annualized cash return on average tangible common equity.  Our management uses these non-GAAP measures in its analysis of our performance.  The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate.  Management believes that it is a standard practice in the banking industry to present net interest income and net interest margin on a fully tax equivalent basis, and accordingly believes that providing these measures may be useful for peer comparison purposes.  The other measures exclude the ending balances of acquisition-related goodwill and other intangible assets, net of tax benefit, in determining tangible stockholders’ equity.  Management believes the presentation of these other financial measures excluding the impact of such items provides useful supplemental information that is helpful in understanding our financial results, as they provide a method to assess management’s success in utilizing our tangible capital.  These disclosures should not be viewed as substitutes for the results determined to be in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

The following table presents a reconciliation of tangible equity to equity (in thousands):

	March 31,	December 31,	September 30,	June 30,	March 31,
	2009	2008	2008	2008	2008
Stockholders' equity - as reported	$ 1,034,582	$ 1,068,824	$ 889,521	$ 880,881	$ 872,047
Less: goodwill	387,069	387,069	387,069	387,069	379,047
Less: other intangible, net of tax benefit	17,545	16,754	17,348	17,941	15,949
Tangible equity	$ 629,968	$ 665,001	$ 485,104	$ 475,871	$ 477,051

The following table presents a reconciliation of tangible common equity to shareholders’ common equity (in thousands):

	March 31,	December 31,	September 30,	June 30,	March 31,
	2009	2008	2008	2008	2008
Common stockholders' equity - as reported	$ 841,477	$ 875,799	$ 889,521	$ 880,881	$ 872,047
Less: goodwill	387,069	387,069	387,069	387,069	379,047
Less: other intangible, net of tax benefit	17,545	16,754	17,348	17,941	15,949
Tangible common equity	$ 436,863	$ 471,976	$ 485,104	$ 475,871	$ 477,051

The following table presents a reconciliation of average tangible common equity to average common shareholders’ equity (in thousands):

	Three months ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2009	2008	2008	2008	2008
Average common stockholders' equity - as reported	$ 886,740	$ 898,246	$ 888,206	$ 877,450	$ 879,056
Less: average goodwill	387,069	387,069	387,069	384,865	379,047
Less: average other intangible assets,
net of tax benefit	16,872	16,999	17,582	17,295	16,131
Average tangible common equity	$ 482,799	$ 494,178	$ 483,555	$ 475,290	$ 483,878

The following table presents a reconciliation of net cash flow available to common shareholders to net (loss) income available to common shareholders (in thousands):

	Three months ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2009	2008	2008	2008	2008
Net (loss) income available to common
shareholders - as reported	$ (30,636)	$ (25,610)	$ 13,154	$ 22,007	$ 5,824
Add: other intangible amortization
expense, net of tax benefit	571	593	593	593	530
Net cash flow available to common shareholders	$ (30,065)	$ (25,017)	$ 13,747	$ 22,600	$ 6,354

Reconciliations of net interest income on a fully tax equivalent basis to net interest income and net interest margin on a fully tax equivalent basis to net interest margin are contained in the tables under “Net Interest Margin.”  A reconciliation of tangible book value per share to book value per share is contained in the “Selected Financial Ratios” table.

NET INTEREST MARGIN

The following table presents, for the periods indicated, the total dollar amount of interest income from average interest earning assets and the resultant yields, as well as the interest expense on average interest bearing liabilities, and the resultant costs, expressed both in dollars and rates (dollars in thousands):
	Three Months Ended March 31,						Three Months Ended December 31,
	2009			2008			2008
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Interest Earning Assets:
Loans (1) (2):
Commercial related credits
Commercial	$ 1,436,170	$ 16,960	4.72%	$ 1,365,694	$ 22,771	6.60%	$ 1,463,630	$ 19,926	5.33%
Commercial - nontaxable (3)	80,464	1,327	6.60	7,560	141	7.38	74,636	1,377	7.22
Commercial loans collateralized by assignment
of lease payments	679,314	10,876	6.40	555,076	9,411	6.78	611,390	10,065	6.58
Real estate commercial	2,362,314	31,958	5.41	2,003,039	32,969	6.51	2,339,641	34,981	5.85
Real estate construction	769,996	7,936	4.12	827,220	14,124	6.75	730,342	8,816	4.72
Total commercial related credits	5,328,258	69,057	5.18	4,758,589	79,416	6.60	5,219,639	75,165	5.63
Other loans
Real estate residential	292,611	4,122	5.63	373,989	5,587	5.98	297,204	3,374	4.54
Home equity	405,761	4,416	4.41	348,789	5,082	5.86	394,865	5,552	5.59
Indirect	188,970	3,127	6.71	152,774	3,028	7.97	192,016	3,116	6.46
Consumer loans	60,111	608	4.10	53,505	813	6.11	62,428	748	4.77
Total other loans	947,453	12,273	5.25	929,057	14,510	6.28	946,513	12,790	5.38
Total loans, excluding covered assets	6,275,711	81,330	5.26	5,687,646	93,926	6.64	6,166,152	87,955	5.67
Covered assets	54,693	628	4.66	-	-	-	-	-	-
Total loans	6,330,404	81,958	5.25	5,687,646	93,926	6.64	6,166,152	87,955	5.67

Taxable investment securities	944,603	10,316	4.37	819,845	9,971	4.86	856,852	9,927	4.63
Investment securities exempt from federal income taxes (3)	412,251	5,962	5.78	401,207	5,774	5.69	421,025	6,069	5.64
Federal funds sold	-	-	0.00	15,220	95	2.47	761	2	1.03
Other interest bearing deposits	195,104	130	0.27	15,387	106	2.77	159,414	188	0.47
Total interest earning assets	$ 7,882,362	$ 98,366	5.06	$ 6,939,305	$ 109,872	6.37	$ 7,604,204	$ 104,141	5.45
Non-interest earning assets	909,913			925,512			951,683
Total assets	$ 8,792,275			$ 7,864,817			$ 8,555,887

Interest Bearing Liabilities:
Core funding:
Money market and NOW accounts	$ 1,519,499	$ 3,948	1.05%	$ 1,234,965	$ 6,602	2.15%	$ 1,421,131	$ 6,319	1.77%
Savings accounts	393,667	314	0.32	388,956	443	0.46	369,587	257	0.28
Certificate of deposit	2,647,526	20,435	3.13	2,218,570	24,899	4.51	2,590,821	21,460	3.30
Customer repos	267,440	250	0.38	334,464	1,830	2.20	266,354	486	0.73
Total core funding	4,828,132	24,947	2.10	4,176,955	33,774	3.25	4,647,893	28,522	2.44
Whole sale funding:
Public funds	199,902	943	1.91	282,793	3,013	4.29	218,821	1,474	2.68
Brokered accounts (includes fee expense)	833,606	7,939	3.86	516,841	5,892	4.59	950,163	9,486	3.97
Other short-term borrowings	265,435	1,296	1.98	605,282	6,037	4.01	156,384	920	2.34
Long-term borrowings	536,189	4,662	3.48	461,053	5,623	4.82	633,787	6,387	3.94
Total wholesale funding	1,835,132	14,840	3.28	1,865,969	20,565	4.43	1,959,155	18,267	3.71
Total interest bearing liabilities	$ 6,663,264	$ 39,787	2.42	$ 6,042,924	$ 54,339	3.62	$ 6,607,048	$ 46,789	2.82
Non-interest bearing deposits	960,167			839,386			914,720
Other non-interest bearing liabilities	91,222			103,451			82,840
Stockholders' equity	1,077,622			879,056			951,279
Total liabilities and stockholders' equity	$ 8,792,275			$ 7,864,817			$ 8,555,887
Net interest income/interest rate spread (4)		$ 58,579	2.64%		$ 55,533	2.75%		$ 57,352	2.63%
Taxable equivalent adjustment		2,551			2,070			2,606
Net interest income, as reported		$ 56,028			$ 53,463			$ 54,746
Net interest margin (5)			2.88%			3.10%			2.86%
Tax equivalent effect			0.13%			0.12%			0.14%
Net interest margin on a fully equivalent basis (5)			3.01%			3.22%			3.00%

(1)	Non-accrual loans are included in average loans.
(2)
Interest income includes amortization of deferred loan origination fees of $1.3 million, $2.0 million and $1.7 million for the three months ended March 31, 2009, March 31, 2008, and December 31, 2008, respectively.

(3)	Non-taxable loan and investment income is presented on a fully tax equivalent basis assuming a 35% tax rate.
(4)
Interest rate spread represents the difference between the average yield on interest earning assets and the average cost of interest bearing liabilities and is presented on a fully tax equivalent basis.

(5)	Net interest margin represents net interest income as a percentage of average interest earning assets.